EXHIBIT 99.1

BK Technologies Announces First Quarter 2024 Results

First Quarter EPS of $0.19

Adjusted EBITDA of $1.4 Million

WEST MELBOURNE, FL May 9, 2024 / BK Technologies Corporation (NYSE American: BKTI) (the “Company,” “BK Technologies”) today announced financial and operating results for the first quarter ended March 31, 2024. The Company will host a conference call today, May 9, 2024, at 9:00 a.m. Eastern Time.

John Suzuki, CEO of BK Technologies commented, “Our first quarter performance provided a solid start to 2024 highlighted by improved profitability with earnings per share of $0.19 and continued strong demand for our radios with backlog increasing to $19 million.  First quarter 2024 revenue of $18.2 million was essentially consistent with first quarter 2023 revenue of $18.7 million and increased 12% sequentially compared to fourth quarter 2023.

“During the first quarter, we successfully transferred production of the BKR 5000 to East West Manufacturing, and reduced our inventory by approximately $1.4 million.  The East West production line in Juarez, Mexico is fully operational and is currently manufacturing BKR 5000 radios for shipment in the second quarter.  Our Melbourne BKR 5000 production line has now ceased all activities.  I would like to thank our Melbourne employees who worked through their notice period to ensure we met our first quarter production and shipment goals. Transfer work continues as we now turn our focus to the transition of our KNG single band mobile and BKR 9000 multiband portable radios to East West.

“As our outsourced production model ramps, we expect our inventory levels to continue to drop while we realize meaningful long-term reductions in manufacturing costs and reallocate our internal resources to what we do best – new product design and development.  To that end, we’re excited to announce the start of a new product development program, the BKR 9500 multiband mobile radio. The BKR 9500 will be designed for installation in first responder vehicles and will be marketed as the companion radio to our BKR 9000 multiband portable radio. Given the market interest we’re seeing for the BKR 9000, we believe that a bundled multiband portable and mobile offering at the right price point will be well received in the marketplace.  We expect the BKR 9500 will start contributing revenue in 2027.”

Mr. Suzuki concluded, “With wildland fire season in full swing and our historically stronger second and third quarters ahead of us, we remain confident in our previously stated target of $1.50 per share for the full year.  For the balance of 2024, we will remain focused on the manufacturing transition and on increasing the BKR 9000 multiband portable radio adoption to achieve improved margin performance, continued reductions in operating expenses and enhanced profitability for our shareholders.”

First Quarter 2024 Financial Review

Revenue decreased 3% to $18.2 million, compared with $18.7 million for the first quarter of 2023 but increased 12% sequentially as compared to revenue of $16.3 million in the fourth quarter of 2023.  Gross profit margin was 34.5% compared to 26.1% for the same quarter of last year, reflecting the favorable impact of production cost reduction initiatives implemented throughout 2023.

Selling, General & Administrative expenses totaled $5.3 million, compared with $5.9 million for the first quarter of last year.

Operating income totaled $983,000 compared with operating loss of ($987,000) for the first quarter of last year.

BK Technologies recorded net income of $681,000 or $0.19 per basic and diluted share, compared with a net loss of ($1.3 million) or ($0.37) per basic and diluted share, for the first quarter of last year. In the first quarter of 2024, the Company recognized a realized loss of ($91,000) on its investment in FG Holdings, LLC, compared to an unrealized loss on investments of ($113,000) in the first quarter of 2023.  BK Technologies fully exited its investment position in FG Holdings in late January 2024.

Working capital totaled approximately $18.4 million, of which $14.8 million was comprised of cash, cash equivalents and trade receivables. This compares with the working capital at December 31, 2023 of approximately $16.8 million, of which $11.4 million was comprised of cash, cash equivalents and trade receivables.

Non-GAAP Adjusted EBITDA1 for the first quarter of 2024 was $1.4 million, compared with a non-GAAP Adjusted EBITDA1 loss of ($696,000) in the first quarter of 2023.

Conference Call and Webcast

BK Technologies will host a conference call and webcast for investors today, May 9, 2024, at 9:00 a.m. Eastern Time.

Shareholders and interested parties may participate in the conference call by dialing (888) 506-0062 and international participants should dial (973) 528-0011 and use access code: 841188. The call and the accompanying slide deck will also be webcast at:

https://www.webcaster4.com/Webcast/Page/2208/50438

The conference call and slide deck may also be accessed via the Events page of the Company’s website at www.bktechnologies.com. Please allow extra time prior to the call to visit the site.

An online archive of the webcast will be available on the Company’s website for thirty (30) days following the call at www.bktechnologies.com. A replay of the conference call will be available one hour after completion of the call until May 16, 2024, by dialing (877) 481-4010 and international participants should dial (919) 882-2331. All callers must use passcode 50438 to access the replay.

Use of Non-GAAP Measures

BK Technologies prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses non-GAAP financial measures. Management believes the non-GAAP financial measures discussed in this release are important to the reader of the Consolidated Financial Statements. The Company has provided the non-GAAP financial information presented in the press release, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the press release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the press release. The non-GAAP financial measures in the press release may differ from similar measures used by other companies.

_______________________

1 Represents a non-GAAP financial measure. Refer to the section entitled “Use of Non-GAAP Financial Measures” and Reconciliation to GAAP later in this press release.

Adjusted Earnings Before Interest Taxes Depreciation and Amortization (Adjusted EBITDA). Adjusted EBITDA is considered a non-GAAP financial measure under the SEC’s rules because it excludes certain amounts included in net income provided in the statement of operations attributable to the Company calculated in accordance with GAAP, the most directly comparable financial measure calculated in accordance with GAAP.  Management believes Adjusted EBITDA can help the investors better understand operational factors associated with the Company’s financial performance because it excludes the following from consideration: interest, taxes, depreciation and amortization, and infrequent or unusual losses or gains (i.e., non-recurring and incremental restructuring charges that are not expected to be routinely incurred year over year because of the Company’s strategy and operating experience. See Reconciliation to GAAP below for calculation methodology and details regarding Adjusted EBITDA.

Adjusted earnings per share (Adjusted EPS). Adjusted EPS is considered a non-GAAP financial measure under the SEC’s rules because it excludes certain amounts included in the basic and diluted earnings per share attributable to the Company calculated in accordance with GAAP (EPS), the most directly comparable financial measure calculated in accordance with GAAP.  Adjusted EPS is a non-GAAP financial measure that adjusts GAAP EPS for expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. The Company has non-cash charges for Stock based compensation and changes in investment value that do not reflect the operating performance of the LMR and SaaS businesses. The Company has also entered a master Service Agreement with EastWest Manufacturing, LLC for the manufacture of LMR radio products and accessories that will result in one-time adjustments related to the transition of production operations during the fiscal year 2024.  Management believes that these one-time charges do not reflect the operational profitability of the business for 2024 compared to prior periods.  See Reconciliation to GAAP below for calculation methodology and details regarding Adjusted EPS.

About BK Technologies

BK Technologies Corporation, through its operating subsidiaries, manufactures high-specification, communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. BK Technologies’ SaaS business focuses on new, innovative public safety smartphone services that will make the first responders safer or more productive.   BK Technologies is honored to serve these heroes when every moment counts. The Company’s common stock trades on the NYSE American market under the symbol “BKTI”. Maintaining its headquarters in West Melbourne, Florida, BK Technologies can be contacted through its web site at www.bktechnologies.com or directly at 1-800-821-2900.

Forward-Looking Statements

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company’s operations, economic performance, and financial condition, including, but not limited to the Company’s long-term strategic plan, and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: changes or advances in technology; the success of our land mobile radio product line and SaaS business segment; disruption in the global supply chain creating delays, unavailability and adverse conditions; successful introduction of new products and technologies, including our ability to successfully develop and sell our new multiband product and other related products in the BKR Series product line and the Company’s SaaS solutions; competition in the land mobile radio industry; general economic and business conditions, including higher inflation and its impacts, federal, state and local government budget deficits and spending limitations, any impact from a prolonged shutdown of the U.S. Government, the effects of natural disasters, changes in climate, severe weather events, geopolitical events, acts of war or terrorism, global health epidemics or pandemics (such as the COVID-19 pandemic) and catastrophic events, as well as the broader impacts to financial markets and the global macroeconomic and geopolitical environments; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; risks associated with fixed-price contracts; heavy reliance on sales to agencies of the U.S. Government and our ability to comply with the requirements of contracts, laws and regulations related to such sales; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; our ability to attract and retain executive officers, skilled workers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and to consummate, acquisition, disposition or investment transactions, and risks incumbent to being a noncontrolling interest stockholder in a corporation; impact of natural disasters, changes in climate, severe weather events, geopolitical events, acts of war or terrorism, global health epidemics or pandemics (such as the COVID-19 pandemic) and catastrophic events on the companies in which the Company holds investments; impact of our capital allocation strategy; risks related to maintaining our brand and reputation; impact of government regulation; impact of rising health care costs; our business with manufacturers located in other countries, including changes in the U.S. Government and foreign governments’ trade and tariff policies; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results and stock price; any infringement claims; data security breaches, cyber-attacks and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; risks related to being a holding company; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statement.

This press release and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the release.

Company Contact:

IMS Investor Relations

John Nesbett/Jennifer Belodeau

bktechnologies@imsinvestorrelations.com

(203) 972-9200

(Financial Tables to Follow)

BK TECHNOLOGIES CORPORATION

Condensed Consolidated Statements of Operations

(In thousands, except per share data) (unaudited)

	Three Months Ended
	3/31/24	3/31/23

Sales, net	$18,231	$18,721

Expenses:
Cost of products	11,943	13,826
Selling, general and administrative expenses	5,305	5,882
Total operating expenses	17,248	19,708

Operating income (loss)	983	(987)

Other (expense) income:
Net interest (expense)	(174)	(144)
Loss on investments	(91)	(113)
Other (expense)	(16)	(26)

Income (loss) before income taxes	702	(1,270)

Income tax (expense)	(21)	-

Net income (loss)	$681	$(1,270)

Net income (loss) per share - basic and diluted	$0.19	$(0.37)

Weighted average common shares outstanding, basic	3,539	3,397
Weighted average common shares outstanding, diluted	3,554	3,397

BK TECHNOLOGIES CORPORATION

Condensed Consolidated Balance Sheets

(In thousands, except share data) (unaudited)

	March 31,	December 31,
	2024	2023

ASSETS
Current assets:
Cash and cash equivalents	$3,296	$3,456
Trade accounts receivable, net	11,467	7,902
Inventories, net	22,543	23,952
Prepaid expenses and other current assets	1,991	1,892
Total current assets	39,297	37,202

Property, plant and equipment, net	5,174	5,366
Operating lease right-of-use (ROU) assets	1,448	1,560
Investments	-	742
Deferred tax assets, net	4,116	4,116
Capitalized product development costs	147	-
Other assets	397	422

Total assets	$50,579	$49,408

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,067	$9,822
Accrued compensation and related taxes	1,577	1,302
Accrued warranty expense	774	722
Accrued other expenses and other current liabilities	371	363
Short-term operating lease liabilities	536	525
Credit facility	7,338	6,476
Notes payable-current portion	48	71
Deferred revenue	1,239	1,137
Total current liabilities	20,950	20,418

Long-term operating lease liabilities	1,122	1,260
Deferred revenue	6,990	6,419
Total liabilities	29,062	28,097

Commitments and contingencies

Stockholders' equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares; none issued or outstanding	-	-
Common stock; $0.60 par value; 10,000,000 authorized shares; 3,871,792 and 3,867,082 issued, and 3,529,712 and 3,577,002 outstanding shares at March 31, 2023 and December 31, 2022, respectively	2,323	2,320
Additional paid-in capital	48,775	48,602
Accumulated deficit	(23,528)	(24,209)
Treasury Stock, at cost, 342,080 and 290,080 shares at March 31, 2024 and December 31, 2023, respectively	(6,053)	(5,402)

Total stockholders' equity	21,517	21,311

Total liabilities and stockholders' equity	$50,579	$49,408

BK TECHNOLOGIES CORPORATION

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data) (unaudited)

	Three Months Ended
Non-GAAP Adjusted EBITDA	3/31/24	3/31/23

Net Income (Loss)	$681	$(1,270)

Adjustments to reconcile net income/(loss) to EBITDA
Interest expense, net	174	144
Income tax provision	21	-
Depreciation and amortization	407	378
EBITDA	1,283	(748)
Severance	127	52
Adjusted EBITDA	$1,410	$(696)

Adjustments to reconcile net income (loss) to Adjusted EPS (non-GAAP)

Net Income (Loss)	$681	$(1,270)

Net realized and unrealized loss on investments	91	113
Stock-based compensation expense	175	127
Severance	127	52
Adjusted Earnings (Loss) (Non-GAAP)	$1,074	$(978)

Adjusted earnings (loss) per share - basic	$0.30	$(0.29)
Adjusted earnings (loss) per share - diluted	$0.30	$(0.29)

Weighted average common shares outstanding, basic	3,539	3,397
Weighted average common shares outstanding, diluted	3,554	3,397